Exhibit 10.3

CERTIFICATE OF DESIGNATION of SERIES G CONVERTIBLE PREFERRED STOCK of NatureWell, Incorporated

NatureWell, Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

          THAT, pursuant to the authority conferred upon the board of directors by the Certificate of Incorporation (as restated) of this Corporation and Section 151 of Title 8 of the Delaware Code; the board of directors has duly adopted the following resolution:

          RESOLVED, that, pursuant to the authority expressly granted to and vested in the board of directors of this Corporation by the provisions of its Certificate of Incorporation, the board of directors hereby creates a series of Preferred Stock to consist of 4,000,000 of the 15,000,000 shares of Preferred Stock, $.01 par value per share, which this Corporation now has authority to issue, and the board of directors hereby fixes the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation of this Corporation which are applicable to Preferred Stock of all series) as follows:

1.	Designation. The distinctive designation of such series shall be the Series G Convertible Preferred Stock (the "Series G Preferred Stock").

2.

Number of Shares. The number of shares, which shall constitute such series, shall be 4,000,000 shares, which number may not be increased or decreased in part without the prior written consent of a majority of the outstanding Series G Preferred Stock.

3.	Dividends.

(a)

The Corporation shall not be required to pay any dividend on the Series G Preferred Stock. However, so long as the Series G Preferred is outstanding, no dividends whatever shall be paid or declared, nor shall any distribution be made, on any Junior Stock, other than a dividend or distribution payable in Junior Stock or warrants or other rights to purchase Junior Stock, without the prior written consent of a majority of the outstanding Series G Preferred Stock.

4.	Liquidation Rights. The Series G Preferred Stock shall have no liquidation preference over any Junior Stock.

5.

Voting Rights. Except as otherwise provided by law or the Certificate of Incorporation, each share of the Series G Preferred Stock shall be entitled to cast a vote for all matters that are presented to the Corporation's shareholders for a vote, whether by shareholder meeting (annual or special) or by written consent, equal to 1 vote for each share of Common Stock that the Series G Preferred Stock is entitled to convert into at the time of such vote. For example; if 1 share of Series G Preferred Stock is entitled to convert into 84,840 shares of Common Stock at the time of a shareholder vote, then each share of Series G Preferred Stock is entitled to cast 84,840 votes, regardless of whether the Corporation has a sufficient number of authorized, but unissued, Common Stock available for the Series G Preferred Stock to convert into at the time of such vote.

6.

Conversion Rights. All outstanding shares of the Series G Preferred Stock shall convert into fully paid and non-assessable Common Stock of the Corporation upon the terms and conditions of this section;

(a) For the purposes of this Section 6, each share of Series G Preferred Stock shall be convertible into 84,840 shares of the Corporation's Common Stock.
(b)

In case at any time the Common Stock outstanding shall be combined into a lesser number of shares, whether by reclassification, recapitalization, reduction of capital stock, whether referred to as a "reverse split" or otherwise, or other corporate action of similar or different kind, then the amount of common shares that the Series G Preferred shall be convertible into shall be proportionately decreased.

(c)

In case at any time any Common Stock shall be issued, or be deemed to have been issued, as a dividend on outstanding Common Stock or shall be issued upon subdivision, reclassification, recapitalization, whether referred to as a "stock split" or otherwise, the amount of common shares that the Series G Preferred shall be convertible into shall be proportionately increased.

(d)

In case at any time any warrants, rights or any other security which is declared or issued to the holders of Common Stock or which Common Stock holders have the right to acquire, the Series G Preferred Stock shall automatically be entitled to such rights and/or the receipt of such rights or warrants or other instrument in the same proportion as if the Series G Preferred Stock had been converted on the day such right, warrant or security was declared without having to convert the Series G Preferred Stock.

(e)

At such time that the Corporation has a sufficient number of authorized and unissued shares of Common Stock available to facilitate the conversion into Common Stock of all outstanding shares of the Series G Preferred Stock, the conversion of the Series G Preferred Stock into Common Stock shall automatically occur one (1) business day following the date that such sufficient number of authorized and unissued shares of Common Stock becomes available, at the conversion rate that is in effect at that time (the "Forced Conversion"). The Corporation shall effect a Forced Conversion by delivering to each holder of Series G Preferred a notice (the "Notice of Forced Conversion") informing each holder of the date that the Forced Conversion became effective (the "Effective Date") and that their Series G Preferred Stock certificate or certificates are rendered null and void as of the Effective Date. All Series G Preferred certificates shall be rendered null and void as of the Effective Date of a Forced Conversion. Following a Forced Conversion the Corporation shall deliver to each holder of Series G Preferred Stock the shares of Common Stock that each holder is entitled to receive upon a Forced Conversion within thirty (30) days of the Effective Date of the Forced Conversion.

(f)

All Series G Preferred Stock which shall have been the subject of a Forced Conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares of stock, including the rights, if any, to receive notices and to vote, shall forthwith cease except only the rights of the holders thereof to receive Common Stock in exchange therefor. Any Series G Preferred Stock so converted shall be permanently retired, shall no longer be deemed outstanding and shall not be reissued.

(g)

The Corporation shall promptly take all actions necessary to provide for a number of authorized shares of Common Stock sufficient to provide for the conversion of the Series G Preferred Stock outstanding upon the basis hereinbefore provided, and thereafter shall at all times be reserved for such conversion. If the Corporation shall propose to issue any securities or to make any change in its capital structure which would change the number of shares of Common Stock into which each share of Series G Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Series G Preferred Stock on the new basis.

(h) The term "Common Stock" as used in this Section 6 shall mean stock of the class designated as regular Common Stock of the Corporation on the date the Series G Preferred Stock is created.

7.	Definitions. For the purposes of this resolution, the following terms shall have the meanings indicated.

(a) The term "Preferred Stock" means the class of 15,000,000 shares of Preferred stock, par value $.01 per share, authorized for issuance by the Certificate of Incorporation of this Corporation.
(b)

The term "Junior Stock" means (i) Common Stock, and (ii) all those classes and series of preferred or special stock and all those series of Preferred Stock, by the terms of the Certificate of Incorporation or of the instrument by which the board of directors, acting pursuant to authority granted in the Certificate of Incorporation, shall designate the special rights and limitations of each such class and series of preferred or special stock or series of Preferred Stock, which shall be subordinate to Series G Preferred Stock with respect to the right of the holders thereof to receive dividends or to participate in the assets of this Corporation distributable to stockholders upon any liquidation, dissolution or winding up of this Corporation.

8.	General. The section headings contained in this resolution are for reference purposes only and shall not affect in any way the meaning of this resolution.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed as of the 8th day of March 2013, by an officer thereunto duly authorized.

NatureWell, Incorporated

By /s/ James R. Arabia James R. Arabia, Chief Executive Officer